Exhibit 23.01

INDEPENDENT AUDITOR'S CONSENT


The Board of Directors
ESI Software, Inc.:

We consent to the incorporation by reference in the registration statements (Numbers 333-08435, 333-24713, 333-39285, and 333-64141) on Form S-8 of
Macromedia, Inc. of our report dated July 30, 1999, with respect to the balance sheet of ESI Software, Inc. dba Elemental Software as of March 31, 1999, and the related statements of operations, stockholders' equity, and cash flows for the year then ended, which report appears in the Form 8-K/A of Macromedia, Inc. dated October 26, 1999.

                                                      KPMG LLP

San Diego, California
October 26, 1999


                                       34